Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-97803) pertaining to the Coca-Cola Enterprises Bargaining Employees’ 401(k) Plan of our report dated June 18, 2004, with respect to the financial statements and supplemental schedule of the Coca-Cola Enterprises Bargaining Employees’ 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

/s/ Ernst & Young LLP

Atlanta, Georgia

June 25, 2004

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